UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF

THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

REMARK MEDIA, INC.

(Name of Registrant as Specified In Its Charter)

 (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:
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☐	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:
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Five Concourse Parkway, Suite 2400

Atlanta, Georgia 30328

Kai-Shing Tao
Chairman of the Board &
Chief Executive Officer

September 30, 2013

Dear Stockholders:

We are pleased to invite you to attend our 2013 Annual Meeting of Stockholders to be held on October 31, 2013, at 3:00 p.m., local time, at our offices at Five Concourse Parkway, Suite 2400, Atlanta, Georgia.

Details regarding the business to be conducted are described in this proxy statement. We have also included a copy of our 2012 Annual Report to Stockholders with this proxy statement. We encourage you to read our Annual Report. It includes our audited financial statements and provides information about our business and services.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote by telephone or by mailing a proxy or voting instruction card. Please review the instructions on each of your voting options described in this proxy statement.

Also, please let us know if you plan to attend our Annual Meeting by marking the appropriate box on the enclosed proxy card, if you requested to receive printed proxy materials, or, if you vote by telephone or over the internet, by indicating your plans when prompted.

Thank you for your ongoing support. We look forward to seeing you at our Annual Meeting.

Sincerely,

Kai-Shing Tao

2

2013 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING	3

CORPORATE GOVERNANCE AND BOARD MATTERS	7
Board Meetings	7
Board Leadership Structure	7
Board Committees	7
Audit Committee	8
Nominating and Governance Committee	8
Compensation Committee	9
Compensation Committee Interlocks and Insider Participation	10
Boards’ Role in Risk Oversight	10
Director Independence	10
Consideration of Director Nominees	10
Stockholder Recommendations and Nominees	10
Director Qualifications	11
Identification and Evaluation of Nominees for Directors	12
Executive Sessions	12
Outside Advisors	12
Boards Effectiveness	12
Communications with the Board of Directors	12

PROPOSAL NUMBER 1 – ELECTION OF DIRECTORS	14
Nominees	14
Nominees for Director	14
Required Vote	15
Recommendation	15

PROPOSAL NUMBER 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	16
Required Vote	16
Recommendation	16

PROPOSAL NUMBER 3 – APPROVAL OF THE CONVERSION FEATURE OF THE APRIL 2, 2013, $4.0 MILLION SENIOR SECURED	17
CONVERTIBLE PROMISSORY NOTE	17
Introduction	17
Reasons for Stockholder Approval	17
Effect of Approval of Conversion Feature of Promissory Notes on Shareholders	17
Reasons for Approving the Conversion Feature	18
Required Vote	18
Recommendation	18

PROPOSAL NUMBER 4 – PROPOSAL FOR ADVISORY VOTE ON EXECUTIVE COMPENSATION – SAY ON PAY	19
Required Vote	19
Recommendation	19

PROPOSAL NUMBER 5 – PROPOSAL FOR ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTES ON EXECUTIVE
COMPENSATION	20
Required Vote	20
Recommendation	20

EXECUTIVE OFFICERS & KEY EMPLOYEES	21

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	22

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	23

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	24
Contribution Agreements	24
Trademark License Agreement	24
Stockholders Agreement	24
Registration Rights Agreements	25
Sharecare Transactions	25
Financing Transactions	25

COMPENSATION MATTERS	27
Compensation Discussion and Analysis	27
Introduction	27
Executive Compensation Philosophy and Objectives	27
Elements of Compensation	27
Payments in Connection with a Change of Control or Termination	28
Summary Compensation Table	28

i

Outstanding Equity Awards at Year End 2012	29
Employment Agreements	29
Compensation of Non-Executive Directors	29

AUDITOR AND AUDIT COMMITTEE MATTERS	30
Audit Committee Report	30
Summary of Auditor Fees and Pre-Approval Policy	30
Audit Fees	31
Audit-Related Fees	31
Tax Fees	31
All Other Fees	31

OTHER MATTERS	32

ii

REMARK MEDIA, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the owners of common stock of Remark Media, Inc.:

Time and Date	3 p.m., local time, on October 31, 2013.

Place	Remark Media Offices, Five Concourse Parkway, Suite 2400, Atlanta, Georgia.
Items of Business

(1)   To elect four members of the board of directors to hold office until the next annual meeting of stockholders or until their respective successors have been elected and qualified.

(2)   To ratify the appointment of Cherry, Bekaert & Holland, L.L.P. as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

(3)   To approve the conversion feature of the April 2, 2013, $4.0 million senior secured convertible promissory note.

(4)    To approve an advisory vote on executive compensation.

(5)   To approve an advisory vote on the frequency of advisory votes on executive compensation.

(6)    To consider such other business as may properly come before the meeting.

Adjournments and Postponements

Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

Record Date	You are entitled to vote only if you were a stockholder as of the close of business on September 13, 2013 (the “Record Date”).

eeting will begin promptly at 3:00 p.m., local time. Check-in will begin at 2:45 p.m., local time, and you should allow ample time for the check-in procedures.
Meeting Admission

You are entitled to attend the Annual Meeting only if you were a stockholder as of the close of business on the Record Date or hold a valid proxy for the Annual Meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. You should be prepared to present photo identification for admittance. If you are not a stockholder of record but hold shares through a broker, bank, trustee, or nominee (i.e., in street name), you should provide proof of beneficial ownership as of the Record Date, such as your most recent account statement prior to the Record Date, a copy of the voting instruction card provided by your broker, bank, trustee, or nominee or similar evidence of ownership.

Please let us know if you plan to attend the meeting by marking the appropriate box on the enclosed proxy card.

The Annual Meeting will begin promptly at 3:00 p.m., local time. Check-in will begin at 2:45 p.m., local time, and you should allow ample time for the check-in procedures.

Voting

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the section entitled Questions and Answers About the Proxy Materials and the Annual Meeting beginning on page 3 of this proxy statement or, your enclosed proxy card.

By Order of the Board of Directors,

Bradley T. Zimmer
Chief Operating Officer,
General Counsel & Corporate Secretary

Atlanta, Georgia
September 30, 2013

REMARK MEDIA, INC.
Five Concourse Parkway, Suite 2400
Atlanta, Georgia  30328

September 30, 2013

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD

October 31, 2013

Our Board of Directors (the “Board”) is furnishing you this proxy statement to solicit proxies on its behalf to be voted at the 2013 Annual Meeting of Shareowners of Remark Media, Inc. (the “Company”). The meeting will be held at our corporate offices at Five Concourse Parkway, Suite 2400, Atlanta, Georgia 30328 on October 31, 2013, at 3:00 p.m., local time. The proxies also may be voted at any adjournments or postponements of the meeting.

The mailing address of our principal executive offices is Remark Media, Inc., Five Concourse Parkway, Suite 2400, Atlanta, Georgia 30328. We are first furnishing the proxy materials to shareowners on or about September 30, 2013.

All properly executed written proxies, and all properly completed proxies submitted through designated electronic means, that are delivered pursuant to this solicitation will be voted at the meeting in accordance with the directions given in the proxy, unless the proxy is revoked prior to completion of voting at the meeting.

Only owners of record of shares of Common Stock of the Company (the “Common Stock”) as of the close of business on September 13, 2013, the record date, are entitled to notice of and to vote at the meeting, or at any adjournments or postponements of the meeting. Each owner of record on the record date is entitled to one vote for each share of Common Stock held. On September 13, 2013, the record date, there were 7,298,200 shares of Common Stock issued and outstanding. We mailed these proxy materials to those stockholders on or about September 30, 2013.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q: Why am I receiving these materials?

A: Our board of directors has made these materials available to you on the internet, or, upon your request, has delivered printed proxy materials to you, in connection with the solicitation of proxies for use at our 2013 Annual Meeting of stockholders, which will take place on October 31, 2013, at 3:00 p.m., local time, at our offices at Five Concourse Parkway, Suite 2400, Atlanta, Georgia. As a stockholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this proxy statement.

Q: What information is contained in this proxy statement?

A: The information in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and most highly paid executive officers, corporate governance and information on our board of directors and certain other required information.

Q: I share an address with another stockholder, and we received only one paper copy of this proxy statement. How may I obtain an additional copy?

A: We have adopted a procedure called “householding.” Under this procedure, we deliver a single copy of this proxy statement to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure is more environmentally friendly and reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written request, we will promptly deliver a separate copy of this proxy statement to any stockholder at a shared address to which we delivered a single copy. To receive a separate copy of this proxy statement, stockholders may write us at the following address:

Investor Relations
Remark Media, Inc.

Five Concourse Parkway, Suite 2400

Atlanta, Georgia 30328

Stockholders who hold shares in street name (as described below) may contact their brokerage firm, bank, broker-dealer, or other similar organization to request information about householding.

Q: What items of business will be voted on at the Annual Meeting?

A: The items of business scheduled to be voted on at the Annual Meeting are:

•	The election of four directors.

•	The ratification of Cherry, Bekaert & Holland, L.L.P. as Remark Media’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

•	The approval of the conversion feature of the April 2, 2013, $4.0 million senior secured convertible promissory note.

•	To approve an advisory vote on executive compensation.

•	To approve an advisory vote on the frequency of advisory votes on executive compensation.

 We will also consider any other business that properly comes before the Annual Meeting.

Q: How does the board of directors recommend that I vote?

A: Our board of directors recommends that you vote your shares:

•	“FOR” each of the nominees to the board of directors.

•	“FOR” the ratification of Cherry, Bekaert & Holland, L.L.P. as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

•	“FOR” the approval of the conversion feature of the April 2, 2013, $4.0 million senior secured convertible promissory note.

•	“FOR” the advisory approval of executive compensation.

•	“FOR” a triennial advisory vote on executive compensation.

Q: What shares can I vote?

A: Each share of common stock issued and outstanding as of the close of business on the Record Date for the 2013  Annual Meeting of Stockholders is entitled to be voted on all items being voted on at the Annual Meeting. You may vote all shares owned by you as of the Record Date, including (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee.

Q: How many votes am I entitled to per share?

A: Each holder of shares of our common stock is entitled to one vote for each share held as of the Record Date on all matters described in this proxy statement for which your vote is being solicited.

Q: What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A: Most stockholders hold their shares as a beneficial owner through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Computershare, you are considered, with respect to those shares, the stockholder of record, and this proxy statement was sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting. If you requested to receive printed proxy materials, we have enclosed or sent a proxy card for you to use. You may also vote by telephone, as described in this proxy statement below under the heading “How can I vote my shares without attending the Annual Meeting?”

Beneficial Owner

If your shares are held in an account at a brokerage firm, bank, broker-dealer, trust, or other similar organization, like the vast majority of our stockholders, you are considered the beneficial owner of shares held in street name, and this proxy statement was forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker, bank, trustee, or nominee how to vote your shares, and you are also invited to attend the Annual Meeting.

Since a beneficial owner is not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, bank, trustee, or nominee that holds your shares giving you the right to vote the shares at the meeting. If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by proxy. You may vote by proxy or by telephone, as described below under the heading “How can I vote my shares without attending the Annual Meeting?”

Q: How can I contact the transfer agent?

A: Contact our transfer agent by either writing Computershare, 300 Galleria Parkway NW, Suite 1020, Atlanta, Georgia 30339, Attention: Cassandra Shedd, or by telephoning 800-777-3674.

Q: How can I attend the Annual Meeting?

A: You are entitled to attend the Annual Meeting only if you were a stockholder as of the Record Date or you hold a valid proxy for the Annual Meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. You should be prepared to present photo identification for admittance. If you are not a stockholder of record but hold shares as a beneficial owner in street name, you should provide proof of beneficial ownership as of the Record Date, such as your most recent account statement prior to September 13, 2013, a copy of the voting instruction card provided by your broker, bank, trustee, or nominee or other similar evidence of ownership.

If you do not provide photo identification or comply with the other procedures outlined above, you might not be admitted to the Annual Meeting. For security reasons, you and your bags will be subject to search prior to your admittance to the meeting.

Please let us know if you plan to attend the meeting by marking the appropriate box on the enclosed proxy card, if you requested to receive printed proxy materials, or, if you vote by telephone or internet, by indicating your plans when prompted.

The meeting will begin promptly at 3:00 p.m., local time. Check-in will begin at 2:45 p.m., local time, and you should allow ample time for the check-in procedures.

Q: How can I vote my shares in person at the Annual Meeting?

A: Shares held in your name as the stockholder of record may be voted by you in person at the Annual Meeting. Shares held beneficially in street name may be voted by you in person at the Annual Meeting only if you obtain a legal proxy from the broker, bank, trustee, or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

Q: How can I vote my shares without attending the Annual Meeting?

A: Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may vote by proxy. You can vote by proxy by mail or telephone pursuant to instructions provided on the proxy card. If you hold shares beneficially in street name, you may also vote by proxy by telephone or mail by following the voting instruction card provided to you by your broker, bank, trustee, or nominee.

Q: Can I change my vote or revoke my proxy?

A: You may change your vote at any time prior to the taking of the vote at the Annual Meeting. If you are the stockholder of record, you may change your vote by (1) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), (2) providing a written notice of revocation to our Corporate Secretary at Remark Media, Inc., Five Concourse Parkway, Suite 2400, Atlanta, Georgia 30328, prior to your shares being voted, or (3) attending the Annual Meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank, trustee or nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker, bank, trustee or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

Q: How many shares must be present or represented to conduct business at the Annual Meeting?

A: The quorum requirement for holding the Annual Meeting and transacting business is that holders of a majority of the voting power of the issued and outstanding common stock must be present in person or represented by proxy. Both abstentions and broker non-votes (described below) are counted for the purpose of determining the presence of a quorum.

Q: Is cumulative voting permitted for the election of directors?

A: No. You may not cumulate your votes for the election of directors.

Q: What happens if additional matters are presented at the Annual Meeting?

A: Other than the two items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Kai-Shing Tao and Bradley T. Zimmer, or either of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason any nominee is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the board of directors.

Q: Q: Who will serve as inspector of elections?

A: The inspector of elections will be our Corporate Secretary, Bradley T. Zimmer.

Q: Who will bear the cost of soliciting votes for the Annual Meeting?

A: We will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities.

Q: Where can I find the voting results of the Annual Meeting?

A: We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Form 8-K filed with the SEC within four business days after the Annual Meeting, which will also be available on our website.

Q: What is the deadline to propose actions for consideration at next year’s Annual Meeting of stockholders or to nominate individuals to serve as directors?

A: Stockholder Proposals: Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to Remark Media’s Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2014 Annual Meeting of Stockholders, the Corporate Secretary of Remark Media must receive the written proposal at our principal executive offices no later than September 1, 2014; provided, however, that in the event that we hold our 2014 Annual Meeting of Stockholders more than 30 days before or after the one-year anniversary date of the 2013 Annual Meeting, we will disclose the new deadline by which stockholders proposals must be received under Item 5 of our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform stockholders. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such proposals also must comply with SEC regulations under Rule 14a-8 of the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

Proposals should be addressed to:

Remark Media, Inc.

Attn: Corporate Secretary

Five Concourse Parkway, Suite 2400

Atlanta, Georgia 30328

Fax: (404) 364-5823

Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (1) specified in the notice of a meeting given by or at the direction of our board of directors, (2) otherwise properly brought before the meeting by or at the direction of our board of directors, or (3) properly brought before the meeting by a stockholder entitled to vote at the annual meeting who has delivered timely written notice to our Corporate Secretary, which notice must contain the information specified in our bylaws.  To be timely for our 2014 Annual Meeting of stockholders, our Corporate Secretary must receive the written notice at our principal executive offices:

•	not earlier than the close of business on August 2, 2014, and

•	not later than the close of business on September 1, 2014.

In the event that we schedule our 2014 Annual Meeting of Stockholders more than 30 days before or 60 days after the one-year anniversary date of the 2013 Annual Meeting, then notice of a stockholder proposal that is intended to be included in our proxy statement must be received not earlier than the 90th day prior to the date scheduled for the 2013 Annual Meeting and not later than the close of business on the later of the following two dates:

•	the 60th day prior to the date scheduled for the 2014 Annual Meeting, or

•	the 10th day following the day on which public disclosure of the 2014 Annual Meeting date is made.

If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we are not required to present the proposal for a vote at such meeting.

Nomination of Director Candidates: You may propose director candidates for consideration by our Nominating and Governance Committee. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors, and should be directed to the Corporate Secretary of Remark Media at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see “Corporate Governance and Board Matters—Consideration of Director Nominees—Stockholder Recommendations and Nominees” on page 10.

In addition, our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Corporate Secretary within the time period described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in our proxy statement.

Copy of Bylaw Provisions: A copy of our bylaws was filed with the SEC as Exhibit 3.2 to our Current Report on Form 8-K dated December 18, 2007, and is available on our investor relations website at ir.remarkmedia.com and on the EDGAR database at www.sec.gov. You may also contact our Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

* * * * *

CORPORATE GOVERNANCE AND BOARD MATTERS

We are committed to maintaining the highest standards of ethical conduct and sound corporate governance. We have adopted a Code of Business Conduct and Ethics for directors, officers (including our principal executive officer and principal financial and accounting officer), and employees. The Code requires that our directors and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in our company’s best interest.  It includes a code of ethics for our chief executive officer, chief financial officer, chief accounting officer or controller, and persons performing similar functions.

As a mechanism to encourage compliance with the Code of Business Conduct and the Code of Ethics, we have established procedures to receive, retain, and address complaints received regarding accounting or auditing matters.  These procedures ensure that individuals may submit concerns regarding questionable accounting or auditing matters in a confidential and anonymous manner.

We have also adopted Corporate Governance Guidelines, which, in conjunction with our certificate of incorporation, bylaws, and board committee charters, provide the overall framework for corporate governance at our company.

Our Code of Business Conduct and Ethics, Corporate Governance Guidelines and Board Committee Charters are available for review on our web site at ir.remarkmedia.com/governance.cfm. Stockholders may request free printed copies of our Code of Business Conduct and Ethics, Corporate Governance Guidelines and Board Committee Charters by filling out our contact form at ir.remarkmedia.com/contactus.cfm or sending inquiries to:

Investor Relations
Remark Media, Inc.

Five Concourse Parkway, Suite 2400

Atlanta, Georgia 30328

Board Meetings

During 2012, the Board of Directors held fourteen meetings and acted by written consent two times.  No director attended fewer than 75% of all meetings held in 2012 of the Board of Directors and the standing committees of the Board on which he served. We do not require our directors to attend our Annual Meeting of stockholders, and last year, one director attended our Annual Meeting of Stockholders.

Board Leadership Structure

Our Board of Directors is led by our Chairman and Chief Executive Officer,  Kai-Shing Tao.  Kai-Shing has been a director of Remark Media since October 2007, and we believe that the combined roles of Chairman of the Board and Chief Executive Officer is presently in the best interest of Remark Media and its stockholders given the transformational and growth needs of the Company.

At present, the board believes that its current structure effectively maintains independent oversight of management and that having a lead independent director is unnecessary.  The board has the ability to quickly adjust its leadership structure should business or managerial conditions change.

Board Committees

Our board of directors has the following three standing committees: (1) an Audit Committee, (2) a Nominating and Governance Committee and (3) a Compensation Committee. Each of the committees operates under a written charter adopted by the board of directors. All of the committee charters are available on our web site at ir.remarkmedia.com/governance.cfm.

The committee membership and meetings during 2012 and the primary functions of each of the committees are described below.

Board of Directors	Audit Committee	Nominating and Corporate Governance Committee	Compensation Committee

Scott Booth*	Member		Chairman
Theodore P. Botts	Chairman	Member
Kai-Shing Tao**	Member		Member
* Scott Booth resigned as a director on October 15, 2012. ** Kai-Shing Tao no longer served as a member of any committees upon his appointment as an officer on October 16, 2012.

Audit Committee

The main function of our Audit Committee is to oversee our accounting and financial reporting processes, internal systems of control, independent auditor relationships, and the audits of our financial statements. This committee’s responsibilities include:

•	Selecting and hiring our independent auditors.

•	Evaluating the qualifications, independence, and performance of our independent auditors.

•	Approving the audit and non-audit services to be performed by our independent auditors.

•	Reviewing the design, implementation, adequacy, and effectiveness of our internal controls and our critical accounting policies.

•	Overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters.

•	Reviewing with management any earnings announcements and other public announcements regarding our results of operations.

•	Reviewing regulatory filings with management and our auditors.

•	Preparing any audit committee report the SEC requires for inclusion in our annual proxy statement.

During 2012, the Audit Committee held three meetings. Each of our Audit Committee members during 2012, Ted Botts (chairman), Scott Booth and Kai-Shing Tao, were non-employee members of our board of directors while they served on the Audit Committee. Upon Kai-Shing Tao’s becoming Co-Chief Executive Officer of the Company, he no longer served as a member of the Audit Committee. Our board of directors has determined that each of the directors serving on our Audit Committee is independent within the meaning of the rules of the SEC and the Listing Rules of The Nasdaq Stock Market.

The board of directors has determined that Ted Botts is an audit committee financial expert as defined under the rules of the SEC. Ted’s relevant experience includes his service as President of Kensington Gate Capital, LLC, a private corporate finance advisory firm, and prior to that, his service as Chief Financial Officer of StereoVision Entertainment, Inc.  Prior to 2000, Ted served in executive capacities at UBS Group and Goldman Sachs.

The Audit Committee charter is available at ir.remarkmedia.com/governance.cfm. A free printed copy is available to any stockholder who requests it by following the instructions on page  7.

Nominating and Governance Committee

Our Nominating and Governance Committee is responsible for recommending to the board of directors individuals qualified to serve as directors of Remark Media and on committees of the board, advising and overseeing board composition, committees and procedures, and recommending corporate governance principles for the board of directors to adopt.  The committee’s responsibilities include:

•

Evaluating the composition, size, organization, and governance of our board of directors and its committees, determining future requirements, and making recommendations regarding future planning, the appointment of directors to our committees, and the selection of chairs of these committees.

•	Reviewing and recommending to our board of directors director independence determinations made with respect to continuing and prospective directors.

•	Establishing a policy for considering stockholder nominees for election to our board of directors.

•	Recommending ways to enhance communications and relations with our stockholders.

•	Evaluating and recommending candidates for election to our board of directors.

•	Overseeing our board of directors’ performance and self-evaluation process and developing continuing education programs for our directors.

•

Evaluating and recommending to the board of directors termination of service of individual members of the board of directors as appropriate, in accordance with governance principles, for cause or for other proper reasons.

•	Making regular written reports to the board of directors.

•	Reviewing and reexamining the committee’s charter and making recommendations to the board of directors regarding any proposed changes.

•	Reviewing annually the committee’s own performance against responsibilities outlined in its charter and as otherwise established by the board of directors.

During 2012, the Nominating and Governance Committee held one meeting. Our Nominating and Governance Committee member, Ted Botts (current chairman), is a non-employee member of our board of directors. Our board of directors has determined that each of the directors serving on our Nominating and Governance Committee is independent as defined in the Nasdaq Listing Rules.

The charter of the Nominating and Governance Committee is available on our web site at ir.remarkmedia.com/governance.cfm. A free printed copy is available to any stockholder who requests it by following the instructions on page 7.

Compensation Committee

The purpose of our Compensation Committee is to assist the board of directors in monitoring performance and evaluating compensation of Remark Media’s executive officers.  Each year the Compensation Committee prepares a report on executive compensation for publication in Remark Media’s proxy statement.  The Committee’s responsibilities include:

•	Reviewing and approving Remark Media’s general compensation strategy.

•	Establishing annual and long-term performance goals for Remark Media’s executive officers.

•	Conducting and reviewing with the board of directors an annual evaluation of the performance of Remark Media’s executive officers.

•	Evaluating the competitiveness of the compensation of Remark Media’s executive officers.

•	Reviewing and making recommendations to the board of directors regarding the salary, bonuses, equity awards, perquisites and other compensation and benefit plans for Remark Media’s executive officers.

•

Reviewing and approving the terms of any offer letters, employment agreements, termination agreements or arrangements, change-in-control agreements, indemnification agreements, and other material agreements between Remark Media and its executive officers.

•	Acting as the administering committee for Remark Media’s stock and bonus plans and for any equity or cash compensation arrangements that may be adopted by Remark Media from time to time.

•

Providing oversight for Remark Media’s overall compensation plans and benefit programs, monitoring trends in executive and overall compensation, and making recommendations to the board of directors with respect to improvements to such plans and programs or the adoption of new plans and programs.

•	Reviewing and approving compensation programs as well as salaries, fees, bonuses and equity awards for non-employee members of the board of directors.

•	Reviewing plans for the development, retention and succession of executive officers of Remark Media.

•	Reviewing executive education and development programs.

•	Monitoring total equity usage for compensation and establishing appropriate equity dilution levels.

•	Reporting regularly to the board of directors on the committee’s activities.

•

Reviewing and discussing with management the annual Compensation Discussion and Analysis (CD&A) disclosure regarding named executive officer compensation and, based on this review and discussions, making a recommendation to include the CD&A disclosure in Remark Media’s annual public filings.

•	Preparing and approving the annual LDC Committee Report to be included in Remark Media’s annual public filings.

•	Performing a review, at least annually, of the performance of the committee and its members and reporting to the board of directors on the results of this review.

•

Investigating any matter brought to its attention, with full access to all Remark Media’s books, records, facilities and employees, and obtaining advice, reports or opinions from internal or external counsel and expert advisors in order to help it perform its responsibilities.

During 2012, the Compensation Committee held three meetings. Each of our Compensation Committee members, Scott Booth (chairman, whose term as a director ended October 15, 2012), Ted Botts, and Kai-Shing Tao (who no longer served as a member of the Compensation Committee upon being appointed Co-Chief Executive Officer on October 16, 2012),  were each an “outside” director as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and a “non-employee” director within the meaning of Rule 16b-3 of the Exchange Act. Our board of directors has determined that each of the directors serving on our Compensation Committee is independent as defined in the Nasdaq Listing Rules.

The CD&A included in this proxy statement includes additional information regarding the Compensation Committee’s processes and procedures for considering and determining executive officer compensation.

The charter of the Compensation Committee is available on our web site at ir.remarkmedia.com/governance.cfm . A free printed copy is available to any stockholder who requests it by following the instructions on page  7.

Compensation Committee Interlocks and Insider Participation

Scott Booth, Arthur Kingsbury and Kai-Shing Tao served as members of our Compensation Committee during 2012.  None of these individuals was at any time during 2012 or at any other time an officer or employee of Remark Media while they served as members of the Compensation Committee.  No interlocking relationship exists between any member of our Compensation Committee and any member of any other company’s board of directors or compensation committee.

Board’s Role in Risk Oversight

As part of its oversight function, our board of directors and its committees regularly undertake reviews of the significant risks in respect of our business.  These reviews are supplemented as necessary by outside professional advisers with expertise in the substantive areas of our business.  The committees facilitate deeper analysis of various matters and promote regular monitoring of our activities in their advisory role to the board of directors.  Specifically, the Audit Committee oversees the Company’s risk policies and processes relating to our financial statements and financial reporting, as well as liquidity risks, market risks, and the policies and procedures for monitoring and mitigating these risks.  The Audit Committee also reviews, monitors and decides upon related party transactions.  Similarly, the Compensation Committee oversees risks related to the Company’s compensation policies.

Director Independence

The board of directors has determined that each of the director nominees standing for election, except Kai-Shing Tao, who is Chief Executive Officer of Remark Media, has no relationship that, in the opinion of the board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is an “independent director” as defined in the Nasdaq Listing Rules. In determining the independence of our directors, the board of directors has adopted independence standards that mirror exactly the criteria specified by applicable laws and regulations of the SEC and the Nasdaq Listing Rules.  In determining the independence of our directors, the board of directors considered all transactions in which Remark Media and any director had any interest, including those discussed under “Certain Relationships and Related Transactions” below.

Consideration of Director Nominees

Stockholder Recommendations and Nominees

The policy of our Nominating and Governance Committee is to consider properly submitted recommendations for candidates to the board of directors from stockholders. In evaluating such recommendations, the Nominating and Governance Committee seeks to achieve a balance of experience, knowledge, integrity and capability on the board of directors and to address the membership criteria set forth under “Director Qualifications” below. Any stockholder recommendations for consideration by the Nominating and Governance Committee should include the candidate’s name, biographical information, information regarding any relationships between the candidate and Remark Media within the last five years, a statement of recommendation of the candidate from the stockholder, a description of the shares of Remark Media beneficially owned by the stockholder, a description of all arrangements between the candidate and the recommending stockholder and any other person pursuant to which the candidate is being recommended, a written indication of the candidate’s willingness to serve on the board and a written indication to provide such other information as the Nominating and Governance Committee may reasonably request. There are no differences in the manner in which the Nominating and Governance Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder or otherwise. Stockholder recommendations to the board of directors should be sent to:

Remark Media, Inc.

Attn: Corporate Secretary

Five Concourse Parkway, Suite 2400

Atlanta, Georgia 30328

In addition, our bylaws permit stockholders to nominate directors for consideration at an annual meeting. For a description of the process for nominating directors in accordance with our bylaws, see “Questions and Answers about the Proxy Materials and the Annual Meeting—What is the deadline to propose actions for consideration at next year’s Annual Meeting of stockholders or to nominate individuals to serve as directors?” on page  5.

Director Qualifications

Our Nominating and Governance Committee will evaluate and recommend candidates for membership on the board of directors consistent with the criteria established by the committee. The Nominating and Governance Committee has not formally established any specific, minimum qualifications that must be met by each candidate for the board of directors or specific qualities or skills that are necessary for one or more of the members of the board of directors to possess. However, the Nominating and Governance Committee, when considering a candidate, will factor into its determination the following qualities of a candidate: educational background; diversity of professional experience, including whether the person is a current or former CEO or CFO of a public company or the head of a division of a large international organization; knowledge of our business; integrity; professional reputation; strength of character; mature judgment; relevant technical experience; diversity; independence; wisdom; and ability to represent the best interests of our stockholders.

Our board of directors comprises a diverse group of leaders in their respective fields. Some of the current directors have senior leadership experience at major domestic and international corporations. In these positions, they have gained experience in core management skills, such as strategic and financial planning, public company financial reporting, compliance, risk management, and leadership development. Some of our directors also have experience serving on boards of directors and board committees of other public companies, and have an understanding of corporate governance practices and trends, which provides an understanding of different business processes, challenges, and strategies. Other directors have experience as principals in private investment and advisory firms, which brings financial expertise and unique perspectives to the board. Further, Remark Media’s directors also have other experience that makes them valuable members, such as experience managing technology companies or developing and pursuing investment or business opportunities in international markets, which provides insight into strategic and operational issues faced by Remark Media.

Set forth below are a chart and a description of the specific qualifications, attributes, skills and experiences of our directors. While we look to each director to be knowledgeable in these areas, an “X” in the chart below indicates that the item is a specific qualification, attribute, skill or experience that the director brings to the Board. The lack of an “X” for a particular item does not mean that the director does not possess that qualification, attribute, skill or experience.

Qualifications, Attributes, Skills and Experience	Theodore P. Botts	Robert G. Goldstein	William W. Grounds	Kai-Shing Tao
High level of financial literacy	X	X
Extensive knowledge of digital media industry				X
International exposure and knowledge	X	X	X	X
Corporate governance expertise	X	X	X
Senior executive officer experience	X	X	X	X

The Nominating and Governance Committee and the board believe that the above-mentioned attributes, along with the leadership skills and other experiences of its board members described in the table below, provide Remark Media with a diverse range of perspectives and judgment necessary to guide Remark Media’s strategies and monitor their execution.

Theodore P. Botts

•	Global financial advisory experience and extensive knowledge of the technology sector as President of Kensington Gate Capital, LLC.
•	Outside board experience as a director and chairman of the audit committee of INTAC International.
•	Global financial industry experience as an executive at UBS Group and Goldman Sachs.

Robert G. Goldstein

•

Extensive senior executive officer experience as president of global gaming operations for Las Vegas Sands Corp., a NYSE-listed company, and president and chief operating officer of its The Venetian and The Palazzo properties in Las Vegas, NV.

•	Global business experience and financial literacy in overseeing significant business operations in the United States, Macao, and Singapore for Las Vegas Sands Corp.

William Grounds

•

Extensive senior executive and board-level experience as President of Infinity World Development Corp., and a director of CityCenter Holdings and NYSE-listed MGM Resorts International, among other positions.

•	Global business experience in operational and governance roles for businesses and investments in many foreign markets.

Kai-Shing Tao

•

Global financial industry and investment experience and extensive knowledge of Asian markets as Chief Investment Officer of Pacific Star Capital and a member of the US-China and US-Taiwan Business Council.

•	Outside public company board experience as a former director of Playboy Enterprises, Inc.

Identification and Evaluation of Nominees for Directors

Our Nominating and Governance Committee uses a variety of methods for identifying and evaluating nominees for director. The committee regularly assesses the appropriate size and composition of the board of directors, the needs of the board of directors and the respective committees of the board of directors and the qualifications of candidates in light of these needs. Candidates may come to the attention of the Nominating and Governance Committee through stockholders, management, current members of the board of directors or search firms. The evaluation of these candidates may be based solely upon information provided to the committee or may also include discussions with persons familiar with the candidate, an interview of the candidate or other actions the committee deems appropriate, including the use of third parties to review candidates.

Executive Sessions

Executive sessions of independent directors are held in connection with regularly scheduled meetings of the board of directors and at other times as necessary.  The board of directors’ policy is to hold executive sessions without the presence of management, including the Chief Executive Officer, and where appropriate the other non-independent directors.

Outside Advisors

Our board of directors and each of its committees may retain outside advisors and consultants of their choosing at our expense. The board of directors need not obtain management’s consent to retain outside advisors.

Board Effectiveness

Our board of directors performs an annual self-assessment to evaluate its effectiveness in fulfilling its obligations.

Communications with the Board of Directors

Stockholders may contact the board of directors about bona fide issues or questions about Remark Media by writing the Corporate Secretary at the following address:

Remark Media, Inc.

Attn: Corporate Secretary

Five Concourse Parkway, Suite 2400

Atlanta, Georgia 30328

Any matter intended for the board of directors, or for any individual member or members of the board of directors, should be directed to the address noted above, with a request to forward the communication to the intended recipient or recipients. In general, any stockholder communication delivered to the Corporate Secretary for forwarding to the board of directors or specified member or members will be forwarded in accordance with the stockholder’s instructions.

PROPOSAL NUMBER 1

ELECTION OF DIRECTORS

The Nominating and Governance Committee recommended, and the board of directors nominated, Theodore P. Botts, Robert G. Goldstein, William Grounds, and Kai-Shing Tao as nominees for election as members of our board of directors at the 2013 Annual Meeting.  At the Annual Meeting, four directors will be elected to the board of directors, leaving three vacancies on the board.  The board has not nominated individuals to fill the vacancies.  Except as set forth below, unless otherwise instructed, the persons appointed in the accompanying form of proxy will vote the proxies received by them for the nominees named below, who are all presently directors of Remark Media.  In the event that any nominee becomes unavailable or unwilling to serve as a member of our board of directors, the proxy holders will vote in their discretion for a substitute nominee.  The term of office of each person elected as a director will continue until the next annual meeting or until a successor has been elected and qualified, or until the director’s earlier death, resignation, or removal.

Nominees

The name and certain information regarding each nominee as of July 1, 2013, are set forth below. The section “Director Qualifications” on page 11 of this proxy statement contains information about the leadership skills and other experiences that caused the Nominating and Corporate Governance Committee and the board to determine that the nominees should serve as directors of Remark Media. There are no family relationships among any directors or executive officers of Remark Media. The business address for each nominee for matters regarding Remark Media is Five Concourse Parkway, Suite 2400, Atlanta, Georgia 30328.

Director Nominee Director Since	Age	Position(s) With Remark Media

Theodore P. Botts October 2, 2007	67	Director
Robert G. Goldstein May 14, 2013	58	Director
William Grounds Nominated	57
Kai-Shing Tao October 2, 2007	36	Chief Executive Officer & Chairman of the Board of Directors

Nominees for Director

Theodore P. Botts, age 67, has served as a member of our board of directors since October 2007.  He is also President of Kensington Gate Capital, LLC, a private corporate finance advisory firm.  From July 2007 until September 2008, Ted served as Chief Financial Officer of StereoVision Entertainment, Inc.  Since 2002 until its merger with Remark Media, Ted served on INTAC International's board of directors as chairman of the audit committee.  Prior to 2000, Ted served in executive capacities at UBS Group and Goldman Sachs in London and New York.  Ted served as a member of the Board of Trustees and head of development for REACH Prep, a non-profit organization serving the educational needs of underprivileged African-American and Latino children in Fairfield and Westchester counties from 2003 - 2012.  Ted graduated with highest honors from Williams College and received an MBA from the New York University Stern School of Business.

Robert G. Goldstein, age 58, has served as a member of our board of directors since 2013.  Robert is President of Global Gaming Operations of Las Vegas Sands Corp., a New York Stock Exchange listed company, with his primary focus on overseeing its gaming operations in the United States, Macao and Singapore.  He was instrumental in launching The Venetian and The Palazzo – Las Vegas Sands’ two integrated resorts located on the Las Vegas Strip.  Globally, Robert is most actively involved in helping plan Las Vegas Sands' gaming, entertainment, restaurant, and retail offerings in Asia.  Before joining Las Vegas Sands in 1995, he spent fifteen years developing casino-hotels in both the United States and the Caribbean. Robert is a 1977 graduate of the University of Pittsburgh and a 1980 graduate of the Temple University School of Law.

William Grounds, age 57, has been nominated for election as a member of our board of directors.  Bill is a Director and President of Infinity World Development Corp., an affiliate of Dubai World.  He serves as a member of the Board of Directors of CityCenter Holdings, LLC; Infinity World; MGM Resorts International, listed on the New York Stock Exchange; and Grand Avenue LA.  Prior to joining Infinity World, Bill served as CEO of Property and Finance for MFS Group and has held various senior positions in the real estate investment and development industry throughout his career.

Kai-Shing Tao, age 36, has served as a member of our board of directors since 2007, as Co-Chief Executive Officer of Remark Media since October 2012, and as Chief Executive Officer since December 2012.  He is also Chairman and Chief Investment Officer of Pacific Star Capital, a private investment group.  Prior to founding Pacific Star Capital, Shing was a Partner at FALA Capital Group, a single family investment office, where he headed the global liquid investments outside the operating companies.  Shing is also a member of the Real Estate Roundtable and US-China and US-Taiwan Business Council.  Shing graduated from the New York University Stern School of Business.

Required Vote

The four nominees receiving the highest number of affirmative “FOR” votes shall be elected as directors. Unless marked to the contrary, proxies received will be voted “FOR” these nominees.

Recommendation

Our board of directors recommends a vote FOR the election to the board of directors of each of the foregoing nominees.

* * * * *

PROPOSAL NUMBER 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the board of directors has appointed Cherry, Bekaert & Holland, L.L.P. as the independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2013.  Cherry, Bekaert & Holland, L.L.P. served as our independent registered public accounting firm starting as of December 16, 2011.  See “Auditor and Audit Committee Matters” on page 31.  Notwithstanding its selection, the Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of Remark Media and its stockholders.  If the appointment of Cherry, Bekaert & Holland, L.L.P. is not ratified by our stockholders, the Audit Committee may reconsider whether it should appoint another independent registered public accounting firm. Representatives of Cherry, Bekaert & Holland, L.L.P. are expected to attend the 2013 Annual Meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

Required Vote

Ratification of the appointment of Cherry, Bekaert & Holland, L.L.P. as our independent registered public accounting firm for the fiscal year ending December 31, 2013, requires the affirmative “FOR” vote of a majority of the votes cast on the proposal. Unless marked to the contrary, proxies received will be voted “FOR” ratification of the appointment of Cherry, Bekaert & Holland, L.L.P.

Recommendation

Our board of directors recommends a vote FOR the ratification of the appointment of Cherry, Bekaert & Holland, L.L.P. as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

* * * * *

PROPOSAL NUMBER 3

APPROVAL OF THE CONVERSION FEATURE OF THE APRIL 2, 2013,

$4.0 MILLION SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

Introduction

On April 2, 2013, we issued a $4.0 million Senior Secured Convertible Promissory Note (the “Note”) to Digipac, LLC (the “Lender”) an entity controlled by and in part owned by Mr. Kai-Shing Tao, our Chairman and Chief Executive Officer.  The Note was approved by the Audit Committee of the Board, which believes the related party transaction was negotiated as an arms-length transaction.  The terms of the Note include:

•	Interest accrues at 6.67% on an annual basis, payable quarterly, for the first year of the Note, and at 8.67% on an annual basis, payable quarterly, for the second year of the Note.

•	All principal and any accrued and unpaid interest is due and payable in full on the second anniversary of the Note.

•	The repayment of all principal and accrued and unpaid interest is secured by all assets of the Company other than the common shares of Sharecare, Inc. owned by the Company.

•

If this Proposal No. 2 is approved by our stockholders, all principal and accrued interest on the Note is convertible at the rate of $2.00 of principal and interest for each share of our common stock: (a) at any time at the election of the Lender; or (b) at any time after April 2, 2014, at our election, provided that the volume weighted average price of our common stock is at least $3.00 for at least 30 out of the 40 trading days immediately prior to the date we elect to convert.  Accordingly, assuming the Note is converted into our common stock on October 2, 2013, the Note would be converted into approximately 2,066,700 shares of our common stock, which includes 2,000,000 shares attributable to principal and 66,700 shares attributable to accrued interest.

Reasons for Stockholder Approval

We are seeking your approval solely with respect to the conversion feature of the Note.  Neither Delaware law nor our Second Restated Certificate of Incorporation or our Second Amended and Restated Bylaws require us to obtain stockholder approval of the conversion feature of the Note.  However, our common stock is listed on the Nasdaq Capital Market and, as such, we are subject to the Nasdaq Listing Rules.  Nasdaq Listing Rule 5635(b) requires prior stockholder approval for issuances of securities that will result in a “change of control” of the issuer (the “Nasdaq Change of Control Rule”).  We believe it is likely that Nasdaq will deem a change of control to occur when, as a result of an issuance, an investor or a group would own, or have the right to acquire, 20% or more of the outstanding shares of common stock or voting power and such ownership or voting power would be the largest ownership position of the issuer.  Currently, the Lender and Mr. Tao collectively beneficially own approximately 19.6 percent of our outstanding common stock primarily through the Lender’s ownership of a promissory note issued in November 2012 (the “Initial Note”) which is currently convertible into approximately 1,384,615 shares of our common stock.  Since (i) the Lender and Mr. Tao do not currently own in excess of 20 percent of our common stock, and (ii) the conversion of all of the principal and interest of the Note by the Lender, absent any other issuance of common stock by us, will result in the issuance of more than 20 percent of our common stock and results in the Lender being our largest stockholder, then conversion of the Note would likely be deemed a change of control under the Nasdaq Change of Control Rule.  Accordingly, we seek your approval of this Proposal in order to satisfy the requirements of the Nasdaq Change of Control Rule with respect to the issuance of the common stock upon conversion of the Note.

Effect of Approval of Conversion Feature of Promissory Notes on Shareholders

If this Proposal No. 2 is approved by our stockholders, all principal and accrued interest on the Note is convertible at the rate of $2.00 of principal and interest for each share of our common stock: (a) at any time at the election of the Lender, or (b) at any time after April 2, 2014, at our election, provided that the volume weighted average price of our common stock is at least $3.00 for at least 30 out of the 40 trading days immediately prior to the date we elect to convert.

Existing stockholders will suffer significant dilution in ownership interests and voting rights as a result of the issuance of shares of our common stock upon the conversion of the Note.  Assuming all of the principal and interest of the Note are converted into common stock on October 2, 2013, an aggregate of 2,066,700 additional shares of our common stock will be outstanding, and the ownership interest of our existing stockholders would be correspondingly reduced.  The Lender would own approximately 21.7% of our issued and outstanding common stock.  This percentage does not give effect to (i) the issuance of shares of common stock pursuant to the Initial Note or other outstanding options and warrants or convertible securities, or (ii) any other future issuances of our common stock.  The issuance of common stock upon the conversion of the Note could materially and adversely affect the market price of our common stock by increasing the number of outstanding shares of common stock.  In the event our stockholders do not approve the conversion feature of the Note there is no penalty or alternative outcome; the Note will continue subject to its terms (which are summarized above).

Reasons for Approving the Conversion Feature

The Board believes that it is in our best interests and the best interests of our stockholders to approve the conversion feature of the Note for the following reasons:

•	We will not have to pay any interest or principal amount of the Note in cash if the Note is converted into common stock;

•	We do not have sufficient available capital to pay the interest or principal amount of the Note in cash, and failure to convert the Note into common stock would likely result in a default;

•	We will have more flexibility with respect to future financing needs; and

•

The conversion price of $2.00 per share was greater than the market value of our common stock at the date of issuance of the Note.  Such conversion price represented an approximately 32% premium to the average volume weighted average prices of our common stock for the thirty trading days prior to entrance into the Note.

Required Vote

This Proposal to approve the conversion feature of the Note will be approved if a majority of the votes cast at the Annual Meeting in person or by proxy and entitled to vote at the Annual Meeting are voted in favor of such approval.

Recommendation

Our board of directors recommends a vote FOR the approval of the conversion feature of the April 2, 2003, Note.

* * * * *

PROPOSAL NUMBER 4

PROPOSAL FOR ADVISORY VOTE ON EXECUTIVE COMPENSATION – “SAY-ON-PAY”

The Compensation Committee of the board of directors has established an executive compensation program that it believes appropriately supports Remark Media’s business goals in attracting, motivating and retaining talented and entrepreneurial executives.  Additionally, the Compensation Committee has acknowledged the value being provided by the Company’s Chief Executive Officer, who is serving without taking a salary for his role as an executive.

Section 14A of the Exchange Act, which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that, not less frequently than once every three years, we provide stockholders with an advisory vote to approve the Company’s executive compensation as disclosed herein. Accordingly,  stockholders are being asked to approve the following advisory resolution:

RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure in the Company’s Proxy Statement for the 2013 Annual Meeting of Stockholders.

We urge stockholders to read the "Compensation Discussion and Analysis" section of this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation table and other related compensation tables and narratives, which provide detailed information on the compensation of our listed officers. The Board and the Compensation Committee believe that the policies and procedures articulated in "Compensation Discussion and Analysis" are effective in achieving our goals and that the compensation of our listed officers reported in this proxy statement will support and contribute to the company's long-term success.

Required Vote

There is no required vote to this proposal.  Although the voting results are not binding, the Compensation Committee will review and consider them when evaluating our executive compensation program.

Recommendation

Our board of directors recommends a vote FOR the approval of our executive compensation on an advisory basis.

* * * * *

PROPOSAL NUMBER 5

PROPOSAL FOR ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION

In addition to asking you to cast an advisory vote on executive compensation (a so-called “say-on-pay” vote), we are also asking you to cast an advisory vote on the frequency of that “say-on-pay” vote.  You are being asked to indicate whether the advisory “say-on-pay” vote should be held every one, two or three years.

The Board recommends that such advisory vote occurs on a triennial basis.

If the Board’s recommendation is adopted by the stockholders, the stockholders would vote at every third annual meeting of stockholders on the compensation policies and procedures as described in the “Compensation Discussion and Analysis” section of the proxy statement for that meeting. The triennial advisory vote would be non-binding, but the Board and the Compensation Committee would take into account the outcome of the vote when making future decisions about the Company’s executive compensation policies and procedures.

Required Vote

The proxy card gives you four choices for voting on this proposal. You can choose whether the “say-on-pay” vote should be held every year, every two years or every three years. You may also abstain from voting. You are not voting to approve or disapprove the Board’s recommendation on this proposal.

Recommendation

Our board of directors recommends a vote for “EVERY THREE YEARS” on the proposal for a triennial advisory vote on executive compensation.

* * * * *

EXECUTIVE OFFICERS & KEY EMPLOYEES

The following table sets certain information about each of our executive officers and key employees as of July  15, 2013.

Name	Age	Position

Kai-Shing Tao	36	Chief Executive Officer
Bradley T. Zimmer	35	Chief Operating Officer and General Counsel

Kai-Shing Tao has served as a member of our board of directors since 2007, as Co-Chief Executive Officer of Remark Media since October 2012, and as Chief Executive Officer since December 2012.  He is also Chairman and Chief Investment Officer of Pacific Star Capital, a private investment group.  Prior to founding Pacific Star Capital, Mr. Tao was a Partner at FALA Capital Group, a single family investment office, where he headed the global liquid investments outside the operating companies.  Mr. Tao is also a member of the Real Estate Roundtable and US-China and US-Taiwan Business Council.  Mr. Tao graduated from the New York University Stern School of Business.

Bradley T. Zimmer has been Chief Operating Officer, General Counsel and Corporate Secretary of Remark Media since December 14, 2011.  Prior to that, he served as Remark Media’s Executive Vice President, General Counsel and Corporate Secretary since December 2007.  He previously served as General Counsel and Corporate Secretary of The Convex Group, an entertainment and media company, and its subsidiary HowStuffWorks, Inc. from 2003 through the companies' acquisition by Discovery Communications in December 2007.  Prior to The Convex Group, Mr. Zimmer was responsible for business strategy at Southeast Interactive Technology Funds, a venture capital firm focused on information technology and communications investments.  Mr. Zimmer holds a Bachelor of Arts in Public Policy and Juris Doctor from Duke University. He is a member of the American Bar Association and North Carolina State Bar, and is a member of the boards of directors of the Duke Law Alumni Association and several privately held companies.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of July 15, 2013 for the following:

•	Each person or entity known to own beneficially more than 5% of the outstanding common stock;

•	Each director;

•	Each of the executive officers named in the Summary Compensation table; and,

•	All current executive officers and directors as a group.

Applicable percentage ownership is based on 7,229,700 shares of common stock outstanding as of July 15, 2013, together with applicable options for each stockholder.  Beneficial ownership is determined in accordance with the rules of the SEC, based on factors including voting and investment power with respect to shares.  Common stock subject to options and warrants currently exercisable, or exercisable within 60 days after the record date, are deemed outstanding for the purpose of computing the percentage ownership of the person holding those options, but are not deemed outstanding for computing the percentage ownership of any other person.  The address of each executive officer and director is c/o Remark Media, Inc., Five Concourse Parkway, Suite 2400, Atlanta, Georgia 30328.  For information relating to beneficial owners of greater than 5% of our common stock who are not insiders, we rely upon the reports filed by such persons or entities on Schedule 13G.  The beneficial ownership table is presented on a post-reverse stock split basis.

Name of Beneficial Owners	Number of Shares Beneficially Owned	Percentage of Ownership

Discovery Communications, Inc. (1)	743,949	9.33%
One Discovery Place
Silver Spring, Maryland 20814

Special Situations Technology Fund, L.P. (2)	736,110	9.24%
Special Situations Technology Fund II. L.P. (2)	736,110	9.24%
Special Situations Private Equity Fund, L.P. (2)	736,110	9.24%
527 Madison Avenue, Suite 2600
New York, New York 10022

Austin Marxe (3)	736,110	9.24%
David Greenhouse (3)	736,110	9.24%
527 Madison Avenue, Suite 2600
New York, New York 10022

Eastern Advisors Capital Group, Ltd. (4)	576,481	7.38%
c/o Caledonian Fund Services (Cayman) Limited
Caledonian House
69 Dr. Roy’s Drive
Grand Cayman KY1 – 1102
Cayman Islands

Capital Research Global Investors (5)	368,638	4.85%
333 South Hope Street
Los Angeles, California 90071

Digipac, LLC (6)	1,384,615	16.07%
Mr. Kai-Shing Tao
One Hughes Center Drive, # 1601
Las Vegas, Nevada 89169

Executive Officers and Current Directors:
Theodore P. Botts (7)	26,207	*
Kai-Shing Tao (8)	1,384,615	16.30%
Bradley T. Zimmer (9)	124,445	1.69%
All Executive Officers and Directors as a Group (3 People)	1,558,176	17.73%

* Represents less than 1%

(1)	Includes 738,950 shares of Remark Media common stock and 5,000 exercisable warrants beneficially owned by Discovery Communications, Inc.
(2)

Includes 355,556, 166,666 and 66,666 shares of Remark Media common stock beneficially owned by Special Situations Technology Fund II, L.P., Special Situations Private Equity Fund, L.P. and Special Situations Technology Fund, L.P., respectively, all of which Funds are under common control, and 147,222 exercisable warrants collectively held by such Funds.

(3)

Includes 355,556, 166,666 and 66,666 shares of Remark Media common stock beneficially owned by Special Situations Technology Fund II, L.P., Special Situations Private Equity Fund, L.P., and Special Situations Technology Fund, L.P., respectively, and 147,222 exercisable warrants collectively held by such Funds, over which Messrs. Marxe and Greenhouse could be deemed to have voting and dispositive power in their capacity as Managing Directors of the general partner of each such Funds.

(4)

Based on information contained in Schedule 13D filed with the SEC on February 14, 2012, by Eastern Advisors Capital Group, LLC, Eastern Advisors Capital, Ltd. and Scott Booth.  All three parties share voting and dispositive power over the shares.  The address for Eastern Advisors Capital Group, LLC and Scott Booth is 101 Park Avenue, 48th floor, New York, New York 10178.

(5)	Based on information contained in Schedule 13G/A filed with the SEC in February 14, 2012 by Capital Research Global Investors. The address is 333 South Hope Street, Los Angeles, California, 90071.
(6)	Includes 1,384,615 shares of Remark Media common stock subject to issuance upon the conversion of the November 2012 Digipac Note.
(7)	Includes 2,857 shares of Remark Media common stock that may be acquired upon the exercise of options and 23,350 shares of Remark Media common stock owned by Mr. Botts.
(8)

Includes 1,384,615 shares of Remark Media common stock subject to issuance upon the conversion of the November 2012 Digipac Note, over which Mr. Tao could be deemed to have voting and dispositive power in his capacity as a controlling person and partial owner of Digipac, LLC.  Includes 22,909 shares of Remark Media common stock owned by Mr. Tao.

(9)	Includes 92,543 shares of Remark Media common stock that may be acquired upon the exercise of options and 31,902 shares owned by Mr. Zimmer.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers, and holders of more than 10% of our common stock to file with the SEC reports regarding their ownership and changes in ownership of our securities. We believe that, during 2012, our directors, executive officers, and 10% stockholders complied with all Section 16(a) filing requirements, other than Digipac, LLC, whose Form 3 regarding the November Digipac Note was filed December 12, 2012, and Kai-Shing Tao, whose Form 4 regarding the November Digipac Note was filed December 12, 2012.

In making these statements, we have relied upon examination of the copies of Forms 3, 4 and 5, and amendments to these forms, provided to us and the written representations of our directors, executive officers and 10% stockholders.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our policy regarding transactions with management is that they should be made on terms no less favorable to us than could have been obtained from unaffiliated third parties.  All transactions between us and our officers, directors, principal stockholders and their affiliates will be approved by our Audit Committee or a majority of the disinterested directors, and will continue to be on terms no less favorable to us than could be obtained from unaffiliated third parties.

Contribution Agreements

Pursuant to the terms of two contribution agreements, HowStuffWorks, which owns approximately 9.33% of our outstanding stock, contributed content owned by or licensed to HowStuffWorks to us by granting to us a perpetual, fully paid, royalty-free, sublicensable, exclusive license in certain territories.  The content specifically consists of the right to render Chinese and Portuguese translations of, the right to publish or use any or all actual renderings in the translated languages and all such actual renderings of, such licensed and sublicensed content, including derivative works, solely in digital and/or electronic form.  All sublicensed content is subject to the terms, conditions and restrictions set forth in the applicable third party licenses from which the sublicensed content is sublicensed.  HowStuffWorks is the sole and exclusive owner of the licensed content, the applicable third party licensors are the sole and exclusive owners of the applicable sublicensed content and we are the sole and exclusive owner of the content, subject to HowStuffWorks and its licensors’ rights in the underlying content.

HowStuffWorks also granted to us a limited, perpetual, fully paid, royalty-free, non-sublicensable, non-transferable, exclusive license in the territories to (i) use the content solely for purposes of translating it into the translation languages, and (ii) use limited excerpts of the licensed content translated into the translation languages in print format with limited distribution to businesses solely for purposes of marketing, business development, financings and other similar legitimate business purposes, provided that any such limited print excerpts are not distributed publicly.

HowStuffWorks may terminate the licenses in either of the territories upon written notice to us if: (i) we file a petition for bankruptcy or are adjudicated bankrupt; (ii) a petition in bankruptcy is filed against us and this petition is not dismissed within ninety calendar days; (iii) we become insolvent or make an assignment for the benefit of our creditors or an arrangement for our creditors pursuant to any bankruptcy law; (iv) we discontinue the business that is covered by either of the contribution agreements; (v) a receiver is appointed for us or our business; or (vi) we are in material breach of any of the terms or conditions set forth in either of the contribution agreements, which breach remains uncured 30 days after written notice of such breach from HowStuffWorks so long as such material breach was not caused by any action or inaction of HowStuffWorks, and HowStuffWorks did not prevent or limit our attempts to cure such breach.

Pursuant to the terms of an update agreement, HowStuffWorks will provide all updates (i.e., modifications and new content) to us for our purchase.  With respect to updated content that we elect to purchase, HowStuffWorks will grant to us the same license rights as those granted pursuant to the contribution agreements with respect to any updates to the content licensed pursuant to the contribution agreement for a fee equal to (i) one percent per territory of HowStuffWorks’ fully allocated costs directly attributable to producing the updates purchased by us and (ii) HowStuffWorks’ actual cost in transferring the purchased updates to us, plus (iii) five percent of (i) and (ii) above.  Sublicensed content restrictions, ownership rights and termination rights are the same as those granted pursuant to the contribution agreements.  HowStuffWorks may suspend its obligation to provide updates to us if we fail to pay any update fee for 90 days after such fee was due or if we become insolvent.

Trademark License Agreement

A trademark side letter dated April 20, 2006, between HowStuffWorks and Remark Media was amended to provide that the license fee will be 2% of Remark Media’s net revenue derived from use of the licensed name and marks in the territories of China and Brazil, up to a limit of $100,000 annually for the territory.

Stockholders Agreement

Non-Competition.  We agree that, during the term of the stockholders agreement, we will not, and will use our best efforts to cause each of our subsidiaries to not, within the United States, (a) enter into any agreement with, hold any equity or financial interest in, or permit our name or any part thereof to be associated in business with, any person that provides any services or products that compete with any services or products of HowStuffWorks in the United States, or (b) otherwise provide any services or products that compete with any services or products of HowStuffWorks in the United States, except with the prior written consent of HowStuffWorks.

Termination.  The stockholders agreement may be terminated by written agreement of all parties with rights under the stockholders agreement, or upon the expiration of (i) all rights created pursuant to the stockholders agreement and (ii) all applicable statutes of limitations applicable to the enforcement of claims under the stockholders agreement, except that our right to participate in other markets transactions and HowStuffWorks’ rights to any additional content will terminate three years after the date of the stockholders agreement.

Registration Rights Agreements

In connection with the INTAC merger of 2007, we also entered into a registration rights agreement with HowStuffWorks that provides it the right to make three requests to us to register its shares on Form S-3, and unlimited requests to us to include shares on other registration statements filed by us.

Sharecare Transactions

On October 30, 2009, we entered into and effectuated a series of transactions with Sharecare, Inc.  As a result of these transactions, Remark Media received an equity stake in Sharecare, sold substantially all of the assets of its Daily Strength, Inc. subsidiary to Sharecare, agreed to provide management and website development services to Sharecare, and received a limited license to use the Sharecare Web platform for its own businesses.  Additionally, Remark Media issued a promissory note to Sharecare, the majority of which has been offset by services Remark Media provided to Sharecare.  Finally, Sharecare assumed certain Daily Strength liabilities, including the earn-out payment of up to $3.525 million under the merger agreement by which Remark Media acquired Daily Strength.

The transactions did not require Remark Media stockholder approval, and Remark Media stockholders do not have any statutory appraisal or dissenters’ rights with respect to the transaction.  Remark Media’s Board of Directors established a Special Committee, consisting of three independent directors without any interests in Sharecare, to evaluate and recommend the terms of these transactions to the Board, and the committee retained Hudson Advisory Partners, Inc. as its financial advisor with respect to the transactions, which engagement was subsequently assigned to Ackrell Capital LLC as was contemplated in the engagement letter.

We also entered into a Subscription Agreement for the purchase of 125,000 shares of common stock of Sharecare, representing 20% of the company at the time of purchase.  The aggregate purchase price for the shares was $1,250,000.  In exchange for the shares, Remark Media contributed $250,000 worth of development work to Sharecare and issued a Secured Promissory Note to Sharecare in the principal amount of $1,000,000, which has since been satisfied in full by services the Company provided to Sharecare in 2009.  Subsequent issuances of equity by Sharecare have reduced Remark Media ownership percentage in Sharecare to approximately 10.8% as of December 31, 2012.

In addition, we entered into a Letter Agreement for Services with Sharecare pursuant to which we agreed to perform services related to the design, development, hosting and related services necessary to launch and operate the Sharecare website through our direct activities and management of third party vendors.  Sharecare will pay Remark Media for the fully burdened cost of Remark Media personnel dedicated to the services and other costs incurred in providing the services plus a fixed monthly management fee.  Sharecare will pay Remark Media for services performed since July 1, 2009.  The initial term of the agreement expired on December 31, 2009, and was extended to December 31, 2011.

Finally, we entered into a License Agreement with Sharecare and each of ZoCo 1, LLC, Discovery SC Investment, Inc., Oz Works, L.L.C., and Arnold Media Group, LLC pursuant to which Sharecare granted each of the other parties to the agreement a perpetual, fully paid, royalty-free, worldwide, non-transferable, non-exclusive quitclaim license to software, programs, business processes and methodologies developed and owned by Sharecare and deployed into production as the technical platform for the Sharecare website, but expressly excluding the “look and feel” elements of the Sharecare website.  The license includes the right to modify and adapt the technology to create derivative works and to use and combine the technology with other products and material.  No more than twice every six months for five years, each licensee may request from Sharecare, and Sharecare will provide and grant a license to the licensee, all then-existing derivative works of the technology Sharecare has developed. The licensees may not use the licensed technology in or for the benefit of a business involved in the creation, aggregation, archiving, hosting or distribution of health and wellness information and content.  Sharecare granted the license in return for contributions from each of the licensees of assets valuable to Sharecare in the development and launch of its business.

We described the material terms of these agreements in our Current Report on Form 8-K filed with the SEC on November 2, 2009, and filed copies of them with our Quarterly Report on Form 10-Q filed with the SEC on November 16, 2009.

Financing Transactions

On November 23, 2012, the Company issued a $1.8 million Senior Secured Convertible Promissory Note (the “First Note”) to a lender controlled by and in part owned by Mr. Kai-Shing Tao, the Company’s Chairman and Co-Chief Executive Officer. Mr. Tao has been a director of the Company since 2007. The terms of the First Note include:

•	Interest accrues at 6.67% on an annual basis, payable quarterly.
•	All principal and any accrued and unpaid interest is due and payable in full on the second anniversary of the First Note.
•

The repayment of all principal and accrued and unpaid interest is secured by all assets of the Company other than the common shares of Sharecare, Inc. owned by the Company pursuant to Security Agreement (Security Agreement”).

•	All principal and accrued interest is convertible at any time at the election of the Lender at the rate of $1.30 of principal and interest for each share of Company common stock.

On April 2, 2013, the Company issued a $4.0 million Senior Secured Convertible Promissory Note (the “Second Note”) to a lender controlled by and in part owned by Mr. Kai-Shing Tao, the Company’s Chairman and Chief Executive Officer. Mr. Tao has been a director of the Company since 2007. The terms of the Second Note include:

•	Interest accrues at 6.67% on an annual basis, payable quarterly, for the first year of the Second Note, and at 8.67% on an annual basis, payable quarterly, for the second year of the Second Note.
•	All principal and any accrued and unpaid interest is due and payable in full on the second anniversary of the Second Note.
•

The repayment of all principal and accrued and unpaid interest is secured by all assets of the Company other than the common shares of Sharecare, Inc. owned by the Company, pursuant to Amendment Number One to the Security Agreement.

•

Upon approval of the Company’s stockholders, all principal and accrued interest is convertible at the rate of $2.00 of principal and interest for each share of Company common stock: (a) at any time at the election of the Lender; or (b) at any time after April 2, 2014, at the election of the Company, provided that the volume weighted average price of the Company’s common stock is at least $3.00 for at least 30 out of the 40 trading days immediately prior to the date the Company elects to convert.

The First Note and the Second Note were approved by the Audit Committee of the Board, which believes the related party transactions were negotiated as arms-length transactions.

COMPENSATION MATTERS

Compensation Discussion and Analysis

Introduction

The Compensation Committee of the Board of Directors approves all compensation and awards to the individuals included in the Summary Compensation Table (the “named executive officers”).  Annually, the Compensation Committee reviews the performance and compensation of the Company’s named executive officers, and, where it deems appropriate, other advisors, and modifies executives’ compensation levels for the subsequent year.  For the remaining named executive officers, the CEO makes recommendations to the Compensation Committee for approval.

The Compensation Committee met three times in 2012.  The Compensation Committee’s charter provides that it will (i) develop, approve, and report to the Board regarding the Company’s overall compensation philosophy and strategy, (ii) establish corporate goals and objectives relevant to CEO compensation, evaluate the CEO’s performance in light of those goals and objectives, and determine and approve the CEO’s compensation level based on this evaluation, (iii) review and approve the compensation structure for the other executive officers and review and approve the CEO’s recommendations with respect to executive officers compensation, (iv) oversee CEO and executive succession planning and development, and (v) make recommendations to the Board with respect to director compensation.  In addition to the committee members, the CEO and other officers from the Company have been asked to attend meetings periodically as the committee deems appropriate.  The Compensation Committee makes reports to the full Board of Directors based on its activities and, for certain activities, such as the determination of Board of Directors compensation, the Compensation Committee will make recommendations to the full Board for approval.

Executive Compensation Philosophy and Objectives

We work to attract and retain proven, talented executives who we believe will help to put us in the best position for growth and to meet our Company’s objectives.  We attempt to recruit executives with technology, internet, media or other experience that we believe is transferable to our business with the expectation that they will share their knowledge to create and develop a successful organization.  We strive to provide our named executive officers with a compensation package that is competitive for a given position in our industry and geographic region.  The purpose of our executive compensation program is to provide incentives for our executives to meet or exceed expectations.  We believe our compensation objectives are achieved through a combination of base salary, incentive bonus, equity compensation and other benefits.  With the exception of equity, or stock-based compensation, the compensation is paid in cash.

As a growth company, we believe that our executives should be fully aligned with the interests of our shareholders, and as such focus the compensation for our executive positions on the equity component.  We seek executives who share our Company’s entrepreneurial spirit, and accordingly wish to provide compensation reflective of such.  It is our philosophy that bonuses are to be used to provide an added incentive to meet additional objectives which exceed ordinary expectations and not as salary itself, and, as such, bonuses are based on both individual and company-wide performance and objectives. Our stock-based compensation provides a means for our executives to obtain a degree of ownership in our Company in an attempt to align corporate and individual goals.  The issuance of equity compensation is generally a component of each officer’s total compensation package. However, there were some instances of equity compensation granted based on performance.

Upon election as Co-Chief Executive Officer in October 2012, and becoming Chief Executive Officer in December 2012, Kai-Shing Tao has declined to accept any compensation for his service as the chief executive for the Company.  As a significant beneficial shareholder in Remark Media, Mr. Tao has expressed that his interest is in maximizing the value of the Company’s publicly traded stock.

Elements of Compensation

During 2012, the compensation packages for our named executive officers included three principal elements:  base salary; cash bonuses; and equity incentive awards.

Base Salary. Base salary for our executives is determined based on the specific level and experience of the executive and responsibilities of his or her position.  Generally, the goal is to achieve a salary that is competitive with the salary for similar positions in similar industries within our Company’s geographic region.  The Compensation Committee reviews salaries during its annual review process when an increase, if any, is determined.  Any increase in salary for the named executive officers is subject to Compensation Committee approval.  In addition, base salaries may be adjusted, at the Compensation Committee’s discretion, to realign a particular salary with current market conditions.

Bonus. Bonuses are to be used to provide an added incentive to meet additional objectives which exceed ordinary expectations and not as salary itself, and, as such, bonuses are based on both individual and company-wide performance and objectives.

Equity Incentive Awards.   Granting equity incentive awards stock encourages our executives to focus on the Company’s long-term success. The Company generally grants two types of equity awards: Restricted Stock and Stock Options.

Restricted Stock:  The Company issues grants for restricted stock under the 2006 Equity Incentive Plan adopted April 13, 2006, and the 2010 Equity Incentive Plan adopted June 15, 2010 (collectively, the “Equity Incentive Plans”).  The number of restricted shares that vest or recipients receive is generally based on their particular position within the Company and achievement of certain performance metrics established by the Board.  All grants require the approval of the Compensation Committee of our Board of Directors.

Stock Options: The Company issues grants for stock options under the Equity Incentive Plans.  The number of grants recipients receive is generally based on their particular position within the Company.  All grants require the approval of the Compensation Committee of our Board of Directors.  In the event of a change in control in Remark Media, any unvested options held by each of our named executive officers will fully vest on the date of the change of control.

Payments in Connection with a Change of Control or Termination

Certain of the stock option awards to our named executive officers and certain other members of management contain provisions providing for any unvested options to fully vest on the date of a change in control in Remark Media.  If a change of control had occurred on December 31, 2012, the value of the options that would have vested was $0.4 million.

Summary Compensation Table

The following table sets forth information concerning the compensation awarded to, earned by, or paid for services rendered to us and our subsidiaries in all capacities during the years ended December 31, 2012, and December 31, 2011, by our current principal executive officer (Principal Executive, Principal Financial and Principal Accounting Officer), and our two most highly compensated executive officers who were serving as executive officers at the end of the last completed fiscal year.   In addition, the table presents the compensation awarded to our former Principal Executive Officer and former Principal Financial Officer. The officers listed on the table set forth below are referred to collectively in this Proxy Statement as the named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Equity Awards (1) ($)	All Other Compensation (2) ($)	Total ($)

Kai-Shing Tao (3)	2012	$—	$—	$23,960	$10,000	$33,960
Chief Executive Officer	2011	—	—	33,909	6,477	40,386

Bradley Zimmer (4)	2012	187,500	—	376,564	475	564,539
Chief Operating Officer and General Counsel	2011	200,000	—	77,375	1,725	279,100

Carrie Ferman (5)	2012	206,250	—	211,932	—	418,182
Former Co-Chief Executive Officer	2011	98,076	—	—	189	98,265

Eric Orme (6)	2012	218,750	—	55,539	—	274,289
Former Chief Technology Officer	2011	275,000	50,000	80,255	2,079	407,334

(1)

Reflects the total grant date fair value for awards granted in 2012 and 2011 and do not reflect actual compensation realized by our named executive officers. For Mr. Tao, includes equity awards for service as a member of the Board of Directors, pursuant to the 2012 Director Compensation Plan and 2011 Director Compensation Plan.

(2)

Includes payments for club membership dues, premiums paid for life insurance plans, short-term and long-term disability plans and health club membership dues.  For Mr. Tao, includes cash compensation for service as a member of the Board of Directors, pursuant to the 2012 Director Compensation Plan and 2011 Director Compensation Plan.

(3)

Effective December 31, 2012, Mr. Tao was appointed by the Board of Directors as our Chief Executive Officer.  Prior thereto, he was the Co-Chief Executive Officer since October 2012.  Mr. Tao has declined any compensation for serving as Chief Executive Officer.  Mr. Tao’s only compensation is for serving as a member of the Board of Directors, pursuant to the 2012 Director Compensation Plan and 2011 Director Compensation Plan.

(4)

Effective December 14, 2011, Mr. Zimmer was appointed by the Board of Directors as the Chief Operating Officer, General Counsel and Secretary.  Prior thereto, he was the Executive Vice President, General Counsel and Secretary since December 2007.  Mr. Zimmer’s compensation reflects his earnings for the full years of 2012 and 2011.

(5)

Effective December 31, 2012, Ms. Ferman resigned her position as Co-Chief Executive Officer, a position she held since October 2012.  Prior thereto, she was the Chief Executive Officer since December 2011 and Executive Vice President of Corporate Strategy & Business Development since July 2011.  Ms. Ferman’s compensation reflects her earnings for the full years of 2012 and 2011.

(6)	Effective October 24, 2012, Mr. Orme resigned his position as Chief Technology Officer, a position he held since October 2009.

Outstanding Equity Awards at Year-End 2012

The following table provides information about the number and value of unexercised options for the named executive officers as of December 31, 2012.  No named executive officers exercised any stock options during fiscal years 2012 or 2011 and no stock appreciation rights have been granted.

Name	Number of Securities Underlying Unexercised Options		Options Exercise Price	Option
			($)	Expiration Date
	Exercisable	Unexercisable
	(#)	(#)

Bradley Zimmer	5,000	—	65.00	Aug. 23, 2016
Bradley Zimmer	15,000	—	71.00	Oct. 10, 2017
Bradley Zimmer	501	—	32.50	Aug. 12, 2018
Bradley Zimmer	13,480	—	3.85	Nov. 20, 2019
Bradley Zimmer	9,020	—	3.85	Jul. 19, 2020
Bradley Zimmer	25,210	2,290	2.88	Feb. 25, 2021
Bradley Zimmer	11,582	23,160	6.05	Feb. 01, 2022
Bradley Zimmer	11,470	16,030	6.05	Feb. 01, 2022

Employment Agreements

None of the named executive officers have employment agreements with the Company.

Compensation of Non-Executive Directors

Our certificate of incorporation and bylaws specifically grant to our board of directors the authority to fix the compensation of the directors.  For 2012 service, we paid our non-executive directors the amounts set forth in the following table:

Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards (2) ($)	Option Awards ($)	All Other Compensation ($)	Total ($)

Theodore P. Botts	$20,000	$23,960	$—	$—	$43,960

(1)	Includes annual retainers for members of the Board of Directors, and the chairman of each of the Audit, Compensation and Nominating Committees.
(2)	Represents the fair value of restricted stock awards granted during 2012 and is measured based on the closing price of our stock as reported by NASDAQ on the grant date.

On March 28, 2012, our Board of Directors adopted a Director Compensation Plan for the year ended December 31, 2012, for its independent directors. The plan provides for the following:

Annual cash fee	$10,000
Annual restricted stock of 4,000 shares	$23,960
Total annual compensation	$33,960

In addition, the chairman of our Compensation Committee and the chairman of our Nominating and Governance Committee receives additional cash compensation of $2,500 per year, and the chairman of our Audit Committee receives additional compensation of $7,500 per year.  We also reimburse all directors for the Company-related travel expenses in accordance with our Company-wide policy.

The terms for the payment of our independent director compensation include the following:

•	Cash retainers were paid quarterly in arrears.

•

Restricted stock vested in full on December 31 of the year of grant, contingent upon the recipient having attended at least 75% of board meetings held during the year; otherwise, vesting was prorated based on attendance.

Our directors as of December 31, 2012, Messrs. Botts and Tao, each were granted 4,000 shares described above on March 26, 2012.  The restricted stock granted to Messrs. Botts and Tao vested in full on December 31, 2012.  Mr. Tao became an executive as of October 2012; because he declined any compensation for serving as an executive, his compensation for service as a director was not curtailed.

AUDITOR AND AUDIT COMMITTEE MATTERS

Our Audit Committee is currently composed of the following two directors, both of whom are independent directors as defined in Rule 4200(a)(14) of the Nasdaq listing standards and Rule 10A(m)(3) of the Exchange Act: Theodore P. Botts (Chair); and Robert G. Goldstein.  The board of directors has determined that Ted qualifies as an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K promulgated by the SEC.  Our Audit Committee operates under a written charter adopted by the board of directors, a copy of which has been filed with the SEC and is available on our web site at ir.remarkmedia.com/governance.cfm.

Audit Committee Report

Cherry, Bekaert & Holland, L.L.P. served as our independent registered public accounting firm beginning on December 16, 2011, and audited our consolidated financial statements for the year ended December 31, 2012.  The Audit Committee of our board of directors has (1) reviewed and discussed the audited financial statements with management and with Cherry, Bekaert & Holland, L.L.P., (2) discussed with Cherry, Bekaert & Holland, L.L.P. the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, and (3) received the written disclosures and the required letter from Cherry, Bekaert & Holland, L.L.P., and has discussed their independence with Cherry, Bekaert & Holland, L.L.P.  Based upon these discussions, reviews, considerations and determinations, the Audit Committee recommended to the board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2012, and filed with the SEC.

Submitted By:	THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Theodore P. Botts, Chair

Summary of Auditor Fees and Pre-Approval Policy

Our Audit Committee has adopted a policy for the pre-approval of all audit and permitted non-audit services that may be performed by our independent registered public accounting firm.  Under this policy, each year, at the time it engages the auditors, the Audit Committee pre-approves the audit engagement terms and fees and may also pre-approve detailed types of audit-related and permitted tax services, subject to certain dollar limits, to be performed during the year.  All other permitted non-audit services are required to be pre-approved by the Audit Committee on an engagement-by-engagement basis.  All of the auditor fees for the last two years, as detailed below, were pre-approved by the Audit Committee or full board.  The Audit Committee may delegate its authority to pre-approve services to one or more of its members, whose activities are reported to the Audit Committee at each regularly scheduled meeting.

The following table summarizes the aggregate fees billed for professional services rendered to Remark Media by Cherry, Bekaert & Holland, L.L.P. in 2012 and 2011.  A description of these various fees and services follows the table.

Cherry, Bekaert & Holland, L.L.P.	2012	2011
Audit Fees	$205,000	$150,520
Audit-Related Fees	34,450	—
Tax Fees	—	—
All Other Fees	—	—
Total	$239,450	$150,520

Audit Fees

The aggregate fees billed to us by Cherry, Bekaert & Holland, L.L.P. in connection with the annual audit and for other services normally provided in connection with statutory and regulatory filings were approximately $239,450 for 2012 and $150,520 for 2011.

Audit-Related Fees

We engaged Cherry, Bekaert & Holland, L.L.P. for audit related services in connection with registration statements for the Company’s common stock in the amount of approximately $34,450 during 2012, and did not engage Cherry, Bekaert & Holland, L.L.P. for any audit-related services other than those listed above during 2011.

Tax Fees

Cherry, Bekaert & Holland, L.L.P. did not provide tax related services in 2012 or 2011.

All Other Fees

Cherry, Bekaert & Holland, L.L.P. did not provide any other services in 2012 or 2011.

OTHER MATTERS

We do not know of any items, other than those referred to in the accompanying Notice of Annual Meeting of Stockholders, which may properly come before the meeting or other matters incident to the conduct of the meeting.

As to any other item or proposal that may properly come before the meeting, including voting on a proposal omitted from this proxy statement pursuant to the rules of the SEC, it is intended that proxies will be voted in accordance with the discretion of the proxy holders.

The form of proxy and this proxy statement have been approved by the Board of Directors and are being provided to shareowners by its authority.

Bradley T. Zimmer
Chief Operating Officer,
General Counsel & Corporate Secretary

Atlanta, Georgia
September 30, 2013

The 2012 Annual Report on Form 10-K includes our financial statements for the fiscal year ended December 31, 2012.

We have furnished the 2012 Annual Report on Form 10-K to all shareowners. The 2012 Annual Report on

Form 10-K does not form any part of the material for the solicitation of proxies.

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Remark Media, Inc.

IMPORTANT ANNUAL MEETING INFORMATION

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Electronic Voting Instruction

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy you may choose the voting method outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the telephone must be received by 1:00 a.m., Eastern Time, October 31, 2013.

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board recommends a vote FOR all nominees, FOR Proposals 2, 3 and 4 and every 3 YRS for Proposal 5.

1. Election of Directors:

	For	Withhold
01 - Theodore P. Botts	☐	☐
02 - Robert G. Goldstein	☐	☐
03 - William W. Grounds	☐	☐
04 - Kai-Shing Tao	☐	☐

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	For	Against	Abstain
2. Proposal to ratify the appointment of Cherry, Bekaert & Holland, L.L.P. as our independent public accounting firm for 2013.	☐	☐	☐
3. Proposal to approve the conversion feature of the April 2, 2013, $4.0 million senior secured convertible promissory note.	☐	☐	☐
4. Say on Pay - An advisory vote on the approval of executive compensation.	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
5. Say When on Pay - An advisory vote on the approval of the frequency of shareholder votes on executive compensation.	☐	☐	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.

/ /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

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▼ IF YOU HAVE NOT VOTED VIA THE TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Remark Media, Inc.

Notice of 2013 Annual Meeting of Stockholders

Five Concourse Parkway, Suite 2400
Atlanta, Georgia 30328

Proxy Solicited by Board of Directors for Annual Meeting - October 31, 2013

The undersigned stockholder of Remark Media, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated September 30, 2013, and hereby appoints Kai-Shing Tao and Bradley T. Zimmer each as proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2013 Annual Meeting of Stockholders of Remark Media, Inc., to be held on October 31, 2013 at 3:00 p.m., Eastern time, at the offices of Remark Media, Inc. located at Five Concourse Parkway, Suite 2400, Atlanta, Georgia and any adjournment(s) thereof, and to vote all common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees, FOR Proposals 2, 3 and 4 and every 3 YRS for Proposal 5.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)